Exhibit 99.1

BIOCARDIA, INC. ANNOUNCES $10.5 MILLION

REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES

SAN CARLOS, Calif., Dec. 16, 2020 (GLOBE NEWSWIRE) -- BioCardia®, Inc. (Nasdaq: BCDA)(BioCardia or the “Company”) today announced it has entered into definitive agreements with investors for the purchase and sale of 2,038,836 shares of its common stock at a purchase price of $5.15 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about December 18, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-249426) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and respiratory disease. CardiAMP autologous and Neurokinin-1 Receptor Positive allogenic cell therapies are the Company’s biotherapeutic platforms in clinical development. The Company's products include the Helix Biotherapeutic Delivery System and its steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix system and clinical support for their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. For more information, visit www.BioCardia.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2019, its periodic reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2020, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. BioCardia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Michelle McAdam, Chronic Communications, Inc.

Email: michelle@chronic-comm.com

Phone: 310-902-1274

Investor Contact:

David McClung, Chief Financial Officer

Email: investors@BioCardia.com

Phone: 650-226-0120